UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

TIM HORTONS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32843	98-0641955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

874 Sinclair Road, Oakville, ON, Canada	L6K 2Y1
(Address of principal executive offices)	(Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 8, 2013, Tim Hortons Inc. (the “Corporation”) announced that Mr. Paul D. House will step down from his positions as Chief Executive Officer (“CEO”) and President of the Corporation, effective July 2, 2013. Mr. House will become the non-Executive Chairman of the Corporation’s Board of Directors at the effective time of Mr. Marc Caira’s assumption of the position of CEO and President, as described below. All dollar amounts set forth below are in Canadian dollars.

(c) On May 8, 2013, the Corporation also announced that Mr. Marc Caira, age 59, will serve as President and CEO of the Corporation, effective July 2, 2013, to succeed Mr. House. There is no arrangement or understanding between Mr. Caira and any other person pursuant to which he was selected as an executive officer of the Corporation, and there is no family relationship between Mr. Caira and any of the Corporation’s directors or other executive officers.

Mr. Caira served as the CEO of Nestlé Professional, a division of Nestlé S.A. and the Deputy Executive Vice President of Nestlé S.A. from 2008 until 2012 and the Head of Food Services and Deputy Executive Vice President of Nestlé S.A. from 2006 to 2008. Prior to his most recent positions, Mr. Caira served in the following roles: the President and CEO of Parmalat North America from 2004 to 2006; the President and CEO of Parmalat North America, Dairy, from 2002 to 2003; and Chief Operating Officer of Parmalat Canada from 2000 to 2001. Prior to joining Parmalat, Mr. Caira served with Nestlé Canada and was promoted to positions of progressive responsibility, including as the President of Nestlé Foodservices and Nescafe Beverages. Mr. Caira was also a member of the Executive Board of Nestlé S.A. Mr. Caira has an Honours Degree in Marketing from Seneca College and is a recipient of the IMD High Performance Boards certificate.

A copy of the Corporation’s press release announcing the transition of the President and CEO position from Mr. House to Mr. Caira was furnished to the Securities and Exchange Commission (the “SEC”) on Form 8-K on May 8, 2013 and is incorporated herein by reference.

The terms of Mr. Caira’s employment with the Corporation are set forth in an employment offer letter (“Offer Letter”), attached hereto as Exhibit 10.1 and which is incorporated by reference herein. The following summary of the Offer Letter does not purport to be complete and is subject to and qualified in its entirety by reference to the attached Offer Letter.

The material compensatory terms of Mr. Caira’s employment, as set forth in the Offer Letter, are as follows:

Base Salary and Short-Term Incentive Compensation

For fiscal 2013, both of the following amounts will be prorated for the period of time during fiscal 2013 that Mr. Caira serves as President and CEO.

•	Base Salary: Mr. Caira’s base salary will be $910,000 annually, payable in accordance with the Corporation’s practices and procedures.

•

Target Annual Incentive Award Opportunity under the Executive Annual Performance Plan (“EAPP”): Mr. Caira will be eligible to participate in the EAPP with a target amount equal to $1,000,000. Mr. Caira’s performance will be measured by a mix of the Corporation’s corporate earnings before interest and taxes (“EBIT”) (as to 70%), the Canadian Business Unit EBIT (as to 15%) and the U.S. Business Unit EBIT (as to 15%).

Long-Term Incentives under the Corporation’s 2012 Stock Incentive Plan (“2012 SIP”)

Mr. Caira will be granted the following long-term incentive compensation for fiscal 2013:

•	Restricted Share Units (“RSUs”): RSUs representing a compensation value of $1,000,000, to be granted in August 2013, that will cliff vest in November 2015.

•

Stock Options with tandem Stock Appreciation Rights (“SARs”): Stock options with tandem SARs representing a compensation value of $1,000,000 to be granted in August 2013, that will vest ratably over a three year period beginning in May 2014. These Options/SARs will have a seven year term.

•

Welcome (Sign On) Grant: RSUs or stock options with tandem SARs, at Mr. Caira’s election, representing a compensation value of $500,000 to be granted in August 2013. If no election is made by Mr. Caira, the grant will be awarded as $250,000 of RSUs and $250,000 of stock options with tandem SARs. These awards will carry the same vesting parameters as the awards described above, respectively.

The weighting and design of awards granted to Mr. Caira pursuant to the EAPP and the 2012 SIP remain subject to change at the Board’s discretion.

Benefits and Perquisites

Mr. Caira will be eligible for substantially the same retirement and other benefits as the Corporation makes available to its other named executive officers. In 2013, Mr. Caira will also receive relocation assistance in an amount up to $50,000, and financial and tax counseling assistance in an amount up to $15,000.

If Mr. Caira’s employment with the Corporation terminates for a reason other than termination with cause, that termination will be considered a “Retirement” under each of the Corporation’s compensation, benefit and pension plans, on the condition that he has been continuously employed by the Corporation for a minimum of three years prior to such termination.

The Corporation also entered into an Employment and Post-Employment Covenants Agreement (the “Covenants Agreement”) with Mr. Caira, to be effective as of July 2, 2013, pursuant to which he has agreed to comply with certain covenants for the benefit of the Corporation, relating to non-disclosure, confidentiality, non-competition, non-solicitation, non-interference, non-disparagement and others. A copy of the Covenants Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

In addition, the Corporation entered into a Change in Control Agreement with Mr. Caira, to be effective as of July 2, 2013. The Change in Control Agreement has the following provisions: (i) a “double trigger” provision, requiring both a change in control and termination of employment before any benefits are paid; (ii) severance equal to two times total cash compensation; and (iii) employment protection for no more than two years following a change in control. A copy of the Change in Control Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The Corporation also entered into a form of Indemnification Agreement with Mr. Caira, substantially in the form entered into with other executive officers of the Corporation and as previously filed with the SEC. The Corporation filed the form of the Indemnification Agreement on Form 8-K with the SEC on September 28, 2009.

(d) Mr. Caira was also elected a director of the Corporation on May 9, 2013 at the Corporation’s annual meeting of shareholders in substitution for Mr. Ronald A. Osborne, who passed away unexpectedly on April 9, 2013. Mr. Caira will serve as a director for a term expiring at the Corporation’s next annual meeting of shareholders. As described above, Mr. Caira has extensive knowledge and experience of the North American and global foodservices industry. Mr. Caira will not receive any compensation for his service as a director.

(e) On May 8, 2013, the Board determined that Mr. House will receive a retainer equal to $150,000 in cash for the six-month period beginning July 2, 2013, payable in accordance with the Corporation’s policies regarding payments to members of the Board, for Mr. House’s services as Chairman.

For the transition services that Mr. House will provide to the Corporation for an initial period through the end of the 2013 fiscal year, Mr. House will receive compensation equal to $236,000. All such compensation will be payable in accordance with the Corporation’s policies regarding payments to members of the Board. This total amount ($386,000) equates to the amount of Mr. House’s prior base salary over the six-month period, which the Board approved in February 2013 to apply for so long as Mr. House serves as CEO plus any transition period.

Mr. House will also continue to be eligible to receive short- and long-term incentive awards that were previously approved by the Board in February 2013, to apply for the period during 2013 for which Mr. House serves as CEO and during the transition period. This will result in Mr. House receiving the 2013 awards under both the short- and long-term incentive programs for full-year 2013, subject to the achievement of previously-approved performance objectives. He will also be entitled to a cash payment equivalent in value to the amount of contribution to the Corporation’s Executive Retirement Savings Plan to which he would have been entitled if he were a participant in the plan during the 2013 fiscal year, consistent with payments under this program to Mr. House in prior years.

In addition to the foregoing, Mr. House will be entitled to certain health and dental benefits until June 1, 2015 and to retain the use of his company car in accordance with the Corporation’s policies until December 31, 2013.

Effective as of July 2, 2013, the obligations under Mr. House’s Post-Employment Covenants Agreement dated February 24, 2010, as amended, that are triggered upon the cessation of Mr. House’s employment with the Corporation will become effective; and, his Employment (Change in Control) Agreement dated September 28, 2009, as amended, will terminate.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Employment Offer Letter by and between the Corporation and Marc Caira

Exhibit 10.2	Employment and Post-Employment Covenants Agreement by and between the Corporation and Marc Caira

Exhibit 10.3	Change in Control Agreement by and between the Corporation and Marc Caira

Exhibit 99	Safe Harbor Statement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIM HORTONS INC.

Date: May 14, 2013	By:	/s/ JILL E. AEBKER
Jill E. Aebker
Executive Vice President, General Counsel and Secretary